Exhibit 10.1.1

AMENDMENT TO SECURITIZATION PROPERTY SERVICING AGREEMENT

by and between

DTE ELECTRIC SECURITIZATION FUNDING I LLC,

Issuer

and

DTE ELECTRIC COMPANY,

Servicer

Dated as of January 31, 2024

AMENDMENT TO SECURITIZATION PROPERTY SERVICING AGREEMENT

This AMENDMENT TO SECURITIZATION PROPERTY SERVICING AGREEMENT, dated as of January 31, 2024 (the “Amendment”), is made by and between DTE ELECTRIC SECURITIZATION FUNDING I LLC, a Delaware limited liability company, as Issuer (the “Issuer”) and DTE ELECTRIC COMPANY, a Michigan corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, the Issuer and the Servicer entered into a Servicing Agreement, dated as of March 17, 2022 (as the same may be amended, restated or supplemented from time to time, the “Agreement”), pursuant to which the Issuer engaged the Servicer to carry out the functions described in the Agreement with respect to the Securitization Property (as defined in the Agreement);

WHEREAS, pursuant to Section 8.01(a) of the Agreement, the Issuer and the Servicer have agreed to modify the provisions of the Agreement in a manner which does not, in any material respect, adversely affect the interests of any Bondholders, as evidenced by the Officer’s Certificate attached as Exhibit A to this Amendment; and

WHEREAS, the Trustee has received an Opinion of Counsel stating that this Amendment is authorized or permitted by the Servicing Agreement and that all conditions to the execution of this document, including the Rating Agency Condition, have been satisfied;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Except as defined herein, unless otherwise required by the context, all terms used herein shall have the meanings assigned to such terms in the Agreement.

Section 2. Amendment to Section 4.01(b). Section 4.01(b) of the Agreement shall be amended to contain the addition of subsection (v) to read:

“(v) Calculating the True-Up Adjustments. For purposes of calculating the True-Up Adjustments described in Sections 4.01(b)(ii), 4.01(b)(iii) and 4.01(b)(iv), the Weighted Average Days Outstanding (Commercial), the Weighted Average Days Outstanding (Residential) and net charge-offs shall be calculated and updated on or about January 1 and July 1 or more frequently if the Servicer expects there to be a material change to any of these amounts.”

Section 3. Miscellaneous.

(a) This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan. This Amendment may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually signed counterpart hereof.

(b) Any headings preceding the text of the several sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Amendment, and they shall not affect its meaning, construction or effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DTE ELECTRIC SECURITIZATION FUNDING I LLC, as Issuer

By:	/s/ Timothy J. Lepczyk
Name: Timothy J. Lepczyk
Title: Secretary

DTE ELECTRIC COMPANY, as Servicer

By:	/s/ Timothy J. Lepczyk
Name: Timothy J. Lepczyk
Title: Assistant Treasurer

ACKNOWLEDGED AND CONSENTED:

The Bank of New York Mellon, not in its individual capacity, but solely in its capacity as Indenture Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

Signature Page to

Amendment to Securitization Property Servicing Agreement